Exhibit 10.23

FORM OF INDEMNIFICATION AGREEMENT

AVOLON HOLDINGS LIMITED

This Indemnification Agreement (this “Agreement”), made and entered into on the      day of             , 20    , by and between Avolon Holdings Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands (the “Company”) and (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, the board of directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals to serve as directors and officers of the Company, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons serving the Company and its subsidiaries from certain liabilities;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provisions contained in the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time (the “Memorandum and Articles”) and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and of Indemnitee’s service in its Corporate Status after the date hereof, the Company and Indemnitee do hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

(a) As used in this Agreement:

“Business Day” means a day other than a Saturday, Sunday or public holiday in the Cayman Islands.

“Change of Control” means any one of the following circumstances occurring after the date hereof: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company or corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of common shares or other securities of the Company representing 35% or more of the total voting power represented by the Company’s then issued and outstanding common shares or other voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii) of this definition or a director whose initial nomination for, or assumption of office as, a member of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board) whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve an amalgamation, scheme of arrangement, merger or consolidation of the Company with any other company or corporation, other than an amalgamation, scheme of arrangement, merger or consolidation which would result in the common shares or other voting securities of the Company issued and outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the total voting power represented by the common shares or other voting securities of the Company or such surviving entity outstanding immediately after such amalgamation, scheme of arrangement, merger or consolidation, or the shareholders of the Company approve a liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

“Companies Law” means the Cayman Islands Companies Law (2013 Revision) as amended, modified, re-enacted or replaced.

“Corporate Status” means the status of a person who is or was a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of the Company or of any other Enterprise.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means the Company and any other company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means all direct and indirect costs (including attorneys’ fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses) reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. For the avoidance of doubt, Expenses, however, shall not include any Liabilities.

“Independent Counsel” means a member, partner or attorney of a law firm, who is experienced in matters of Cayman Islands corporate law and neither currently is, nor in the five years previous to its selection or appointment has been (and who is not employed by or is a partner or shareholder of a law firm who is, nor in the five years previous to its selection or appointment has been), retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” means any losses or liabilities, including any judgments, fines, penalties and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, penalties or amounts paid in settlement).

“Proceeding” means any threatened, pending or completed action, derivative action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry (including inquires or investigations by a liquidator whether pursuant to sections 102 or 103 of the Companies Law or otherwise), administrative hearing or any other actual, threatened or completed proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding hereinabove listed in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee, or by reason of any action taken (or failure to act) by him or her or of any action (or failure to act) on his or her part while serving in any Corporate Status.

(b) For the purposes of this Agreement:

References to:

(i) “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any of the Company’s subsidiaries, affiliates, an employee benefit plan, its participants or beneficiaries

(ii) “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear, references to the words “herein,” “hereof” and “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection or other subdivision;

(iii) “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organizations, governments, states, foundations and trusts (in each case whether or not having separate legal personality); and

(iv) a statute, statutory provision or subordinate legislation (“legislation”) shall (except where the context otherwise requires) be construed as referring to such legislation as amended and in force from time to time and to any legislation which re-enacts or consolidates with or without modification) any such legalization.

The Recitals form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Recitals.

ARTICLE 2

SERVICES BY INDEMNITEE

Section 2.01. Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as [for directors] a director of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee resigns or is removed in accordance with the Memorandum and Articles. [for officers] an officer of the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee resigns or is removed in accordance with the Memorandum and Articles or until such time as Indemnitee’s employment is terminated for any reason. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director or officer of the Company, by the Memorandum and Articles and applicable law.

ARTICLE 3

INDEMNIFICATION

Section 3.01. General. (a) The Company hereby agrees to and shall indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities, in either case, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law. The Company’s indemnification obligations set forth in this Section 3.01 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred.

For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i) to the fullest extent permitted by any provision of the Companies Law or the common law of the Cayman Islands, and

(ii) to the fullest extent authorized or permitted by any amendments to or replacements or re-enactments of the Companies Law adopted after the date of this Agreement, or any changes to the common law of the Cayman Islands, that increase the extent to which a company may indemnify its officers and directors.

(b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection therewith.

Section 3.02. Exclusions. Notwithstanding any provision of this Agreement and unless Indemnitee ultimately is successful on the merits with respect to any such claim, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, regardless of whether the securities are subject to the requirements of such provisions, (ii) any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the United States Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) following an accounting restatement by the Company, the recovery by the Company from Indemnitee of incentive-based compensation (including equity-based compensation) in excess of what would have been paid under the accounting restatement (including any such recovery pursuant to listing standards adopted pursuant to Section 10D of the Exchange Act);

(b) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in and/or available to the Company under applicable law;

(c) to the extent that Indemnitee is indemnified and actually paid in respect of such claim other than pursuant to this Agreement;

(d) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which Indemnitee shall have been adjudicated by final judgment in a court of law to be liable for intentional misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper; or

(e) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnification.

ARTICLE 4

ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS

Section 4.01. Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance any Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding within 20 days after the receipt by the Company of each statement in writing requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Any excess of the advanced Expenses over the actual Expenses will be promptly repaid to the Company. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable after Indemnitee makes a written request to the Company for reimbursement.

Section 4.02. Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all Expenses advanced by the Company pursuant to Section 4.01 or 6.01(e), in the event and only to the extent that it shall be determined by final judgment or other final adjudication under the provisions of any applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified by the Company for such Expenses.

Section 4.03. Defense of Claims. (a)The Company will be entitled to participate in the Proceeding at its own expense. Upon the delivery of written notice by the Company to Indemnitee, the Company shall be entitled to assume the defense of any Proceeding with counsel consented to by Indemnitee (such consent not to be unreasonably withheld). After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to such Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in respect of any Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company or (B) Indemnitee shall have reasonably concluded upon the advice of counsel that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, then in each such case the fees and expenses of Indemnitee’s counsel shall be at the Company’s expense.

(b) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding which Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.

(c) Articles 4.03(a) and (b) hereof shall not apply to any Proceeding brought by or on behalf of the Company or its liquidators, or as to which Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee.

(d) The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of any Proceeding, or settlement or other resolution of any other claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including, without limitation, the entry of any bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the United States Private Securities Litigation Reform Act), or any similar foreign, federal or state statute, regulation, rule or law.

ARTICLE 5

PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

Section 5.01. Notification; Request For Indemnification. (a) As soon as reasonably practicable after receipt by Indemnitee of written notice that he is a party to or a participant (as a witness or otherwise) in any Proceeding or of any other matter in respect of which Indemnitee intends to seek indemnification or advancement of Expenses hereunder, Indemnitee shall provide to the Company written notice thereof, including the nature of and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise.

(b) As a condition precedent to Indemnitee’s right to obtain indemnification under this Agreement, Indemnitee shall deliver to the Company a written request for indemnification, including therewith such information as is reasonably available to Indemnitee and reasonably necessary to determine Indemnitee’s entitlement to indemnification hereunder and such information as reasonably requested by the Company. Such request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Indemnitee’s entitlement to indemnification shall be determined according to Section 5.02 of this Agreement and applicable law.

Section 5.02. Determination of Entitlement. (a) Where there has been a written request by Indemnitee for indemnification pursuant to Section 5.01(b), then (i) a determination, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control shall not have occurred, within 14 days after final disposition of the relevant Proceedings (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, or if the determination made by the Disinterested Directors under (A) or (B) is to reject part or all of Indemnitee’s claim to indemnification, then the determination (or such aspects of it which are in dispute) shall be referred to Independent Counsel, in the terms set out below or (ii) if a Change of Control shall have occurred, the determination shall forthwith be referred to Independent Counsel, in the terms set out below. Independent Counsel appointed under this section 5.02(a) shall (A) act as an arbitrator (and this shall be an arbitration agreement); (B) in their sole discretion, establish such procedures and processes as he or she sees fit in order to conduct that arbitration (provided that the seat of that arbitration shall be the Cayman Islands); and (C) shall within sixty (60) days of receiving written notice of his or her appointment pursuant to section 5.02(b), deliver written reasons for his or her award and determinations to the Board and Indemnitee (provided that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Independent Counsel acting in good faith considers they require such additional time to render a decision). If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination. Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in participating in this arbitration shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification). For the purposes of this section 5.02(a) there shall be deemed to be a final disposition of the relevant Proceeding where the relevant court or tribunal has made a final order capable of enforcement (whether or not there may lie further rights of appeal from that order) provided execution of that order has not been stayed.

(b) If entitlement to indemnification is to be determined by Independent Counsel pursuant to Section 5.02(a), such Independent Counsel shall be selected as follows: (i) within 7 days of receiving the Company’s written determination pursuant to clause 5.02(a), Indemnitee shall provide to the Company a list of at least three proposed eligible Independent Counsel; and (ii) within 7 days of having received that list, the Company shall select one of those three proposed candidates to serve as the Independent Counsel, and shall notify the Independent Counsel accordingly.

(c) The Company agrees to pay the reasonable fees and expenses of any Independent Counsel serving under this Agreement.

Section 5.03. Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.01(b) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 5.02 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the periods referred to in Section 5.02(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact, or a willful omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(d) For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is in good faith reliance on the records or books of account of any Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of such Enterprise in the course of their duties, or on the advice of legal counsel for such Enterprise or on information or records given or reports made to such Enterprise by an independent certified public accountant or by an appraiser or other expert as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected by or on behalf of such Enterprise with reasonable care. The provisions of this Section 5.03(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of any Enterprise shall not be imputed to Indemnitee for purposes of determining any right to indemnification under this Agreement.

ARTICLE 6

REMEDIES OF INDEMNITEE

Section 6.01. Adjudication. (a) In the event of any dispute between Indemnitee and the Company hereunder as to entitlement to indemnification or advancement of Expenses (including where (i) advancement of Expenses is not timely made pursuant to Section 4.01 of this Agreement, (ii) payment of indemnification pursuant to Section 3.01 of this Agreement is not made within 20 days after a determination has been made that Indemnitee is entitled to indemnification, (iii) no determination as to entitlement to indemnification is timely made pursuant to Section 5.02 of this Agreement (iv) no payment of indemnification is made within 20 days after entitlement is deemed to have been determined pursuant to Section 5.03(b)) or (v) a contribution payment is not made in a timely manner pursuant to Section 8.04 of this Agreement, then Indemnitee shall be entitled to an adjudication by an appropriate court of competent jurisdiction of his or her entitlement to such indemnification, contribution or advancement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.01 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(c) The Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within 20 days after the Company’s receipt of such written request) advance such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee for (i) indemnification or advances of Expenses by the Company (or otherwise for the enforcement, interpretation or defense of his or her rights) under this Agreement or any other agreement, including any other indemnification, contribution or advancement agreement, or any provision of the Memorandum and Articles now or hereafter in effect or (ii) recovery or advances under any directors’ and officers’ liability insurance policy maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, contribution, advancement or insurance recovery, as the case may be.

ARTICLE 7

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

Section 7.01. D&O Liability Insurance. To the extent that the Company maintains a policy or policies of insurance (“D&O Liability Insurance”) providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other director or officer under such policy or policies.

Section 7.02. Evidence of Coverage. Upon request by Indemnitee, the Company shall provide copies of all policies of D&O Liability Insurance obtained and maintained in accordance with Section 7.01 of this Agreement. The Company shall promptly notify Indemnitee of any changes in such insurance coverage.

Section 7.03. The existence or availability of any D&O Liability Insurance shall not affect the Company’s obligations to any Indemnitee pursuant to this Agreement, and the Company shall not refuse to pay or seek to delay payment or advancement of any amounts otherwise payable under this Agreement solely in reliance of the existence of D&O Liability Insurance (or any other insurance obtained by, for or on behalf of an Indemnitee), provided that in the event an Indemnitee received payment from any insurer pursuant to any D&O Liability Insurance in respect of Expenses or Liabilities for which it has already received payment from the Company pursuant to this Agreement, that Indemnitee shall forthwith remit those moneys to the Company.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Nonexclusivity of Rights. The rights of indemnification, contribution and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Memorandum and Articles, any agreement, a vote of shareholders of the Company or a resolution of the Board, or otherwise. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 8.02. Insurance and Subrogation. (a) If, at the time the Company receives notice of a claim hereunder, the Company has D&O Liability Insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement.

(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights, provided that nothing in this section 8.02(b) shall entitle the Company to play any role on behalf of Indemnitee in any Proceeding brought by or on behalf of the Company or its liquidators, or as to which Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee, or shall require Indemnitee to waive legal professional privilege or litigation privilege in respect of any communications.

(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided) hereunder if and to the extent that Indemnitee has actually received such payment under any insurance policy or other indemnity provision.

Section 8.03. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, board of directors’ committee member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 8.04. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (other than as provided in Section 3.02), the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8.04 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

Section 8.05. Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit, restrict or reduce any right of Indemnitee under this Agreement in respect of any act or omission, or any event occurring, prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision limits rights with respect to indemnification, contribution or advancement of Expenses, it is the intent of the parties hereto that the rights with respect to indemnification, contribution or advancement of Expenses in effect prior to such change shall remain in full force and effect to the extent permitted by applicable law.

Section 8.06. Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 8.07. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Memorandum and Articles and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 8.08. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (b) such provision or provisions shall be deemed reformed or modified to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto, and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 8.09. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 8.10. Binding Effect. (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors, administrators, personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) The indemnification, contribution and advancement of Expenses provided by, or granted pursuant to this Agreement shall continue during the period Indemnitee is an officer and/or a director of the Company or is or was serving at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his former or current capacity at the Company or any other enterprise at the Company’s request, whether or not he is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of such Indemnitee.

Section 8.11. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the Cayman Islands, and each of the Company and Indemnitee hereby submit for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of the Cayman Islands.

Section 8.12. Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 8.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 8.14. Use of Certain Terms. As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed on the date first above written.

Executed as a deed by

AVOLON HOLDINGS LIMITED

By:
Name:
Title:

Address:	The Oval, Building 1, Shelbourne Road
Ballsbridge, Dublin 4, Ireland
Facsimile:	+353 1 231 5889
Attention:	Ed Riley
General Counsel

Executed as a deed by

INDEMNITEE

Address:
Facsimile:

With a copy to:

Address:
Facsimile:
Attention: